UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2026

SIRIUS XM HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	93-4680139
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Floor, New York, NY
(Address of Principal Executive Offices)
10020
(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100
Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	SIRI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of William Twomey as Senior Vice President, Chief Accounting Officer
On November 13, 2026, Sirius XM Holdings Inc. (the “Company”) announced the appointment of William Twomey to serve as its Senior Vice President, Chief Accounting Officer, effective as of December 1, 2026 (the “Start Date”), pursuant to which Mr. Twomey will act as the Company’s principal accounting officer.
Mr. Twomey, 51, has served as Vice President and Chief Accounting Officer of Xerox Holdings Corporation, the global workplace technology and digital services company, since February 2025. Prior to this appointment, Mr. Twomey spent ten years at Paramount Global, the multinational mass media and entertainment conglomerate, where he most recently served as Senior Vice President, Global Accounting Operations. Prior to his role at Paramount Global, Mr. Twomey held various accounting roles at Trusted Media Brands and Focus Financial Partners. Mr. Twomey began his career with PricewaterhouseCoopers where he was an audit manager.
There is no arrangement or understanding between Mr. Twomey and any other person pursuant to which Mr. Twomey was selected as an officer, and Mr. Twomey does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Act of 1934, as amended. There is no family relationship between Mr. Twomey and any director or executive officer of the registrant.
Offer Letter with Mr. Twomey
In connection with Mr. Twomey’s appointment, our subsidiary, Sirius XM Radio LLC entered into an offer letter with Mr. Twomey (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Twomey’s annual base salary will be $450,000 and he will be eligible to participate in the bonus plan generally applicable to our employees at his level with an annual target bonus equal to 50% of his base salary. Mr. Twomey also will receive a one-time cash sign-on bonus of $75,000, payable within 30 days of the Start Date and subject to repayment by Mr. Twomey if he voluntarily resigns or is terminated by us for “cause” (as defined in the Offer Letter) prior to the first anniversary of the Start Date. Subject to the approval of the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board, following the Start Date, the Company will grant Mr. Twomey a sign-on equity award of time-based restricted stock units (“RSUs”) having a grant value of $500,000 and vesting annually over a three-year period.
The Offer Letter provides that if Mr. Twomey’s employment is terminated by us without cause, he will be entitled to a lump sum severance payment in accordance with our severance guidelines. Our obligation to provide these severance benefits is subject to Mr. Twomey’s execution of an effective release of claims and continued compliance with his restrictive covenants. The Offer Letter contains confidentiality and intellectual property assignment provisions, a non-competition covenant that applies during his employment and for six months following any termination, and a non-solicitation covenant that applies during employment and for one year following any termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Eve Konstan
Eve Konstan Executive Vice President, Chief Legal Officer and Secretary

Dated: November 13, 2026